UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2026

Tigo Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40710	83-3583873
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

983 University Avenue, Suite B, Los Gatos, California	95032
(Address of principal executive offices)	(Zip Code)

(408) 402-0802

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TYGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Short Term Incentive Plan

On March 17, 2026, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Tigo Energy, Inc. (the “Company”) approved an annual Executive Short Term Incentive Plan (the “STI Plan”) for the Company’s key executives, including its named executive officers.

Under the STI Plan, participants will be eligible to earn a cash bonus in an amount based upon a targeted percentage of the participant’s base salary. A participant’s cash bonus will be earned based upon the achievement of either or both of two specified Company performance objectives for the applicable fiscal year: (i) revenue (37.5% weighting), and (ii) Adjusted EBITDA (defined as earnings (loss) before interest and other expenses, net, income tax expense (benefit), depreciation and amortization, as adjusted to exclude stock-based compensation and merger transaction related expenses) (37.5% weighting). The balance of the cash bonus will be earned based on achievement of individual performance objectives established by the Committee for the Chief Executive Officer (the “CEO”) and by the CEO for other participants (25% weighting), factoring in the level of achievement of the revenue target and Adjusted EBITDA target.

For revenue and Adjusted EBITDA, a participant will be eligible to earn 75% of target bonus if the Company achieves a pre-determined threshold, 100% for achieving target and a maximum of 150% for achievement above that level. The achievement of individual performance objectives will be determined on a scale of zero to 100%. The revenue and Adjusted EBITDA amounts must be at least 75% of their respective targeted amounts for any cash bonus payouts to be made.

Bonus eligibility, the extent to which financial targets have been achieved, each participant’s individual level of performance, and actual cash amounts to be paid will be determined by the Committee after the completion of the applicable fiscal year. The aggregate amount of any bonuses under the STI Plan may not exceed the amount of positive Adjusted EBITDA reported for such year, unless otherwise determined by the Committee or the Board in their discretion.

The STI Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Cash Bonus Payments

On March 17, 2026, the Committee awarded Zvi Alon, the Company’s Chief Executive Officer, and Bill Roeschlein, the Company’s Chief Financial Officer, a one-time cash bonus of $200,000 and $150,000, respectively. Such bonuses were awarded in recognition of the extraordinary achievements of each of Mr. Alon and Mr. Roeschlein during the Company’s 2025 fiscal year, including their efforts associated with the Company’s early prepayment of its convertible promissory note and sale of certain licenses and patents.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1+	Executive Short Term Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2026

TIGO ENERGY, INC.

By:	/s/ Bill Roeschlein
Name:	Bill Roeschlein
Title:	Chief Financial Officer

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